[Independence Community Bank Corp. Logo]


                                                                   June 23, 1999



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Independence Community Bank Corp. The meeting will be held at the New York Marriott Brooklyn, located at 333 Adams Street, Brooklyn, New York, on Friday, July 23, 1999 at 9:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. This year you may vote your shares either by telephone using the instructions on the enclosed proxy card (if this option is available to you), OR by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         For the reasons set forth in the Proxy Statement, the Board recommends that you vote "FOR" each matter to be considered at the Annual Meeting.

         Your continued support of and interest in Independence Community Bank Corp. is sincerely appreciated.

                                            Sincerely,



                                            /s/ Charles J.  Hamm
                                            ------------------------------------
                                            Chairman of the Board, President and
                                              Chief Executive Officer

                        INDEPENDENCE COMMUNITY BANK CORP.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 23, 1999




         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Independence Community Bank Corp. (the "Company") will be held at the New York Marriott Brooklyn, located at 333 Adams Street, Brooklyn, New York, on Friday, July 23, 1999 at 9:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect four directors for a three-year term or until their successors are elected and qualified;

         (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed June 7, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                             By Order of the Board of Directors,


                                             /s/ John K. Schnock
                                             -----------------------------------
                                             John K.  Schnock
                                             Corporate Secretary

Brooklyn, New York
June 23, 1999

--------------------------------------------------------------------------------
|    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT   |
|    THAT YOUR SHARES BE REPRESENTED  REGARDLESS OF THE NUMBER YOU OWN. EVEN   |
|    IF YOU PLAN TO BE PRESENT,  YOU ARE URGED TO COMPLETE,  SIGN,  DATE AND   |
|    RETURN THE ENCLOSED  PROXY  PROMPTLY IN THE ENVELOPE  PROVIDED.  IF YOU   |
|    ATTEND THE MEETING,  YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY   |
|    ALSO VOTE BY TELEPHONE FOLLOWING THE INSTRUCTIONS  PROVIDED TO YOU. ANY   |
|    PROXY  GIVEN MAY BE  REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME   |
|    PRIOR TO THE EXERCISE THEREOF.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE   |
|    SHARES ARE NOT  REGISTERED IN YOUR OWN NAME,  YOU WILL NEED  ADDITIONAL   |
|    DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE   |
|    ANNUAL MEETING.                                                           |
--------------------------------------------------------------------------------

                        INDEPENDENCE COMMUNITY BANK CORP.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                  July 23, 1999


         This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of Independence Community Bank Corp. (the "Company"), a Delaware-chartered thrift holding company for Independence Community Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the New York Marriott Brooklyn, located at 333 Adams Street, Brooklyn, New York, on Friday, July 23, 1999 at 9:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 23, 1999.

         Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders have a choice of voting by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone voting facilities will close at 5:00 p.m., Eastern Time, on July 22, 1999.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of John K. Schnock, Senior Vice President, Secretary and Counsel, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         The telephone voting procedure is designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded.

         The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on June 7, 1999 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 65,059,876 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Shares represented by a proxy card or telephonic vote which are voted as abstaining on any of the proposals, other than the election of directors, will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to ratify the selection of Ernst & Young are considered to be "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."


               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

         The Bylaws of the Company ("Bylaws") presently authorize 13 directors. The Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Each of the nominees currently serves as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues.


Nominees for Director for Three-Year Term Expiring in 2002

                                                            Principal Occupation During                     Director
            Name              Age(1)                            the Past Five Years                         Since(2)
--------------------------    ---------    -----------------------------------------------------------    -----------
Willard N.  Archie                55       Director; certified public accountant and Chief Executive          1994
                                           Officer and Managing Partner of Mitchell & Titus, LLP, an
                                           accounting and management consulting firm in New York
                                           City.  Director of Security Equity Life Insurance and Security
                                           Mutual Life Insurance.

Donald H.  Elliott                66       Director; Partner with the law firm of Hollyer Brady Smith         1973
                                           Troxell Rockett Hines & Mone LLP since September 1995;
                                           previously partner with Mudge Rose Guthrie Alexander &
                                           Ferdon LLP.  Director of KeySpan Energy Corporation and
                                           Brooklyn Union.

                                        2


                                                            Principal Occupation During                     Director
            Name              Age(1)                            the Past Five Years                         Since(2)
--------------------------    ---------    -----------------------------------------------------------    -----------
Janine Luke                       60       Director; Director of Windrove Service Corporation, an             1976
                                           investment advisory firm in New York City, since 1996;
                                           previously President of Breecom Corp., an investment
                                           advisory firm.

Malcolm MacKay                    58       Director; Managing Director of Russell Reynolds Associates,        1977
                                           Inc., an executive placement firm in New York City.
                                           Director of Empire Fidelity Life and Annuity Corporation,
                                           a subsidiary of Fidelity Investment Co.

            The Board of Directors recommends that you vote FOR election of the nominees for director.


             Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2000

                                                           Principal Occupation During                      Director
           Name             Age(1)                             the Past Five Years                          Since(2)
--------------------------  ---------    -----------------------------------------------------------      -----------
Chaim Y.  Edelstein             56       Director; consultant; previously Chairman of the Board of            1991
                                         Directors of Hills Stores, Inc. from 1995 to 1998 and consultant to Federated Department Stores from 1994 to 1995.  Director of
                                         Leslie Fay Corp.

Donald E.  Kolowsky             66       Director; retired.                                                   1989

Joseph S.  Morgano              67       Director; Executive Vice President and Mortgage Officer; has         1996
                                         served in various capacities in the mortgage area since joining the Bank in 1972.

Wesley D.  Ratcliff             56       Director; President and Chief Executive Officer of Advanced          1994
                                         Technological Solutions, Inc., an electronics service provider located in Brooklyn, New York, since 1993.

Directors Whose Terms Expire in 2001

                                                           Principal Occupation During                      Director
           Name             Age(1)                             the Past Five Years                          Since(2)
--------------------------- ---------    ---------------------------------------------------------       -----------
Robert B.  Catell               62       Director; Director and Chief Executive Officer of KeySpan            1984
                                         Energy Corporation, Brooklyn, New York, since October
                                         1997;  Chairman and Chief Executive Officer of Brooklyn
                                         Union, Brooklyn, New York since May 1996 and President and
                                         Chief Executive Officer from 1991 to May 1996.   Director of
                                         the Houston Exploration Company.

Rohit M.  Desai                 60       Director; Chairman and President of Desai Capital                    1992
                                         Management, Inc., New York, New York.  Director of the
                                         Rouse Company, Sunglass Hut International, Finley
                                         Enterprises, Inc.,  Penn National Insurance, American Horizon
                                         Holdings, TeleCorp PCS and Lenders Service, Inc.

Robert W. Gelfman               67       Director; Partner with the law firm of Battle Fowler LLP, New        1988
                                         York, New York.

Charles J. Hamm                 62       Chairman of the Board, President and Chief Executive Officer.        1975

Scott M. Hand                   57       Director; President of INCO Limited, a mining company                1987
                                         headquartered in Ontario, Canada. Director of P.T.
                                         International Nickel Indonesia Tbk.

--------------------

(1)  As of June 1, 1999.

(2)  Includes service as director of the Bank.

Stockholder Nominations

Article IV, Section 4.15 of the Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or a committee appointed by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a stockholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. Any stockholder nomination with respect to this Annual Meeting must have been delivered or received no later than the close of business on April 16, 1999. No such nominations by stockholders were received.

Board of Directors Meetings and Committees of the Company and the Bank

         Regular meetings of the Board of Directors of the Company are held monthly. The Board may have additional special meetings. During the fiscal year ended March 31, 1999, the Board of Directors of the Company met thirteen times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 1999. The Company has established various committees including an

Executive Committee, an Examining Committee and a Compensation Committee. In accordance with the Bylaws, the Board of Directors acts as the Nominating Committee and met once in fiscal 1999 in such capacity.

         Examining Committee. The Examining Committee of the Company recommends independent auditors to the Board annually, reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors and reviews regulatory examination reports. The Examining Committee, which is chaired by Mr. Robert W. Gelfman and is comprised of all directors except for Messrs. Hamm and Morgano, met three times during fiscal 1999.

         Compensation Committee. The Compensation Committee of the Company reviews and recommends compensation and benefits for the Company's employees. The Compensation Committee, which is comprised of all the directors except for Mr. Morgano, met five times during fiscal 1999.

         The Board of Directors of the Bank meets on a monthly basis and may have additional special meetings. During the year ended March 31, 1999, the Board of Directors of the Bank met twelve times. The Board of Directors of the Bank has established eight committees, including an Executive Committee, Compensation Committee, Investment Committee and an Examining Committee. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 1999.

Executive Officers Who Are Not Directors

         Set forth below is information with respect to the principal occupations during the last five years for the five senior executive officers of the Company and the Bank who do not serve as directors of the Company. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

                                                                Principal Occupation During
           Name                      Age(1)                        the Past Five Years
---------------------------         ---------    ---------------------------------------------------------
Terence J. Mitchell                      46      Executive  Vice President  -  Director of Retail Banking since May
                                                 1998; Executive Vice President  - Director of Marketing and Retail
                                                 Banking of the Bank from 1995 to May  1998; previously  Senior
                                                 Vice President - Director of Marketing and Retail Banking.

John B. Zurell                           57      Certified Public Accountant; Executive Vice President - Chief
                                                 Financial Officer since July 1997; Executive Vice President-
                                                 Financial Systems and Director of Commercial and Consumer
                                                 Lending for the Bank from 1994 until July 1997.

Thomas J. Brady                          63      Senior Vice President and Treasurer of the Bank since 1993;
                                                 Treasurer of the Bank since 1991.

John K. Schnock                          55      Senior Vice President, Secretary and Counsel of the Bank since
                                                 1996; previously First Vice President and Vice President; has served in various capacities since joining the Bank in 1972.

                                                               Principal Occupation During
           Name                       Age(1)                       the Past Five Years
---------------------------         ---------    ---------------------------------------------------------
Frank S. Muzio                           46      Certified Public Accountant; Senior Vice President and Controller
                                                 of the Bank since 1998; previously, Senior Vice President - Planning and Analysis, of Dime Bancorp., Inc. subsequent to its merger with
                                                 Anchor Bancorp., Inc., in January 1995 and served as Senior Vice
                                                 President and Controller of Anchor Bancorp, Inc. from 1993 to
                                                 1995.

-------------------
(1)  As of June 1, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who beneficially owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended March 31, 1999, the Company's officers and directors satisfied the reporting requirements promulgated under
Section 16(a) of the Exchange Act .

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) each person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.

                                                        Amount and Nature
               Name of Beneficial                         of Beneficial
               Owner or Number of                        Ownership as of                      Percent of
                Persons in Group                         June 7, 1999(1)                     Common Stock
---------------------------------------------------------------------------------------------------------
Independence Community Bank Corp. Employee
   Stock Ownership Plan Trust
   195 Montague Street
   Brooklyn, New York 11201                         5,632,870(2)                               8.66%
Independence Community Foundation
   195 Montague Street
   Brooklyn, New York 11201                         4,802,870(3)                                7.38

Directors:
  Willard N. Archie                                    78,572(4)(5)(6)                             *
  Robert B. Catell                                     81,812(5)                                   *
  Rohit M. Desai                                       77,812(5)                                   *
  Chaim Y. Edelstein                                   79,812(5)(7)                                *
  Donald H. Elliott                                    83,383(4)(5)                                *
  Robert W. Gelfman                                    80,100(5)(8)                                *
  Charles J. Hamm                                     582,895(9)(10)(14)                           *
  Scott M. Hand                                         1,000                                      *
  Donald E. Kolowsky                                   97,768(4)(5)(11)                            *
  Janine Luke                                          78,312(5)                                   *
  Malcolm MacKay                                       77,112(5)                                   *
  Joseph S. Morgano                                   299,364(9)(10)(14)                           *
  Wesley D. Ratcliff                                   77,885(4)(5)                                *

Other Senior Executive Officers:
  Thomas J. Brady                                      86,450(9)(12)(13)(14)                       *
  Terence J. Mitchell                                 147,420(9)(13)(14)                           *
  Frank S. Muzio                                       10,500(13)                                  *
  John K. Schnock                                      76,201(9)(13)(14)                           *
  John B. Zurell                                      145,975(9)(13)(14)                           *
All directors and executive officers as a group
(18 persons)                                        2,162,373                                   3.32

                                                                         (Footnotes on the following page)

---------------

*  Represents less than 1% of the outstanding shares of Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The Independence Community Bank Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Independence Community Bank Corp. Employee Stock Ownership Plan ("ESOP"). Marine Midland Bank is the trustee ("Trustee") of the Trust. As of the Voting Record Date, 281,644 of the shares held by the ESOP had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as trustees of the ESOP and all directors and executive officers as a group does not include the shares held by the ESOP (except for shares allocated to an executive officer as a participant).

(3) Shares of Common Stock owned by the Independence Community Foundation are required to be voted in the same ratio as all other shares of Common Stock on all proposals presented to stockholders for consideration.

(4) Includes with respect to Messrs. Archie, Elliott, Kolowsky and Ratcliff, 1,260, 6,571, 956 and 73 shares, respectively, held by the Directors Fee Deferral Plan. Messrs. Archie, Elliott, Kolowsky and Ratcliff each disclaims beneficial ownership of such shares except to the extent of their personal pecuniary interest therein.

(5) Includes with respect to Messrs. Archie, Catell, Desai, Edelstein, Elliott, Gelfman, Kolowsky, MacKay and Ratcliff, and Ms. Luke, 76,812 shares allocated to each individual in the 1998 Recognition and Retention Plan and Trust Agreement ("Recognition Plan").

(6)      Includes 500 shares owned jointly by Mr. Archie with his spouse.

(7)      Includes 1,000 shares owned by Mr. Edelstein's minor child.

(8)      Includes 288 shares owned by Mr. Gelfman's spouse.

(9) Includes with respect to Messrs. Hamm, Morgano, Brady, Mitchell, Schnock and Zurell 17,151, 15,263, 10,855, 4,127, 3,662 and 2,696
         shares, respectively, held in the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust ("401(k) Plan"). Does not include any shares contributed to the 401(k) plan on their behalf by the Company and held in the ESOP. See Footnote 14 hereto.

(10) Includes 563,287 and 281,644 shares held in the Recognition Plan for Messrs. Hamm and Morgano, respectively, which are contingent upon the achievement of certain performance goals established pursuant to the terms of the Recognition Plan. Until such performance goals are satisfied and the shares vest, such shares are voted by the trustees of the Recognition Plan.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)
-------------------

(11)     Includes 8,551 shares held in trust.

(12) Includes 750 shares owned by Mr. Brady's spouse and 2,266 shares owned by Mr. Brady's minor child.

(13) Includes with respect to Messrs. Brady, Mitchell, Muzio, Schnock and Zurell, 70,411, 140,822, 10,000, 70,411 and 140,822 shares, respectively, held in the Recognition Plan which have been allocated to such persons.

(14) Includes with respect to Messrs. Hamm, Morgano, Brady, Mitchell, Schnock and Zurell , 2,457, 2,457, 2,168, 2,471, 2,128 and 2,457
         shares, respectively, held in the ESOP which have been allocated to such persons and includes shares contributed by the Company on their behalf pursuant to the terms of the 401(k) Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth a summary of certain information concerning the compensation paid by the Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the fiscal years ended March 31, 1999, 1998 and 1997 to the President and Chief Executive Officer of the Bank and the four other most highly compensated officers of the Bank (the "named executive officers"). The named executive officers, each of whom also serves as an executive officer of the Company, do not receive any separate compensation from the Company.

                                                   Annual Compensation                            Long Term Compensation
                                                   -------------------                            ----------------------
                                                                                                  Awards           Payouts
                                                                                                  ------           -------
                                                                    Other                        Securities
         Name and          Fiscal                                   Annual        Restricted     Underlying    LTIP     All Other
    Principal Position     Year    Salary(1)        Bonus        Compensation(2)    Stock(3)     Options(4) Payouts(5) Compensation
    ------------------     ------  ---------        -----        ---------------    --------     ---------  ---------  ------------
Charles J.  Hamm
Chairman, President and    1999     $545,012      $114,450          - -           $7,498,758    1,408,218  $ - -      $39,155(6)
   Chief Executive Officer 1998      517,316       103,000          - -                  - -          - -  435,210      3,000(7)
                           1997      488,463       139,195          - -                  - -          - -    - -        3,000(8)
Joseph S.  Morgano
 Executive Vice            1999     $262,990      $ 54,570          - -           $3,749,386      704,109  $ - -      $39,155(6)
    President and          1998      250,999        50,000          - -                  - -          - -  128,838      3,000(7)
    Mortgage Officer       1997      238,500        66,278          - -                  - -          - -    - -        3,000(8)

Terence J.  Mitchell
 Executive Vice
   President-Director of   1999     $190,000      $ 39,425          - -           $1,874,693      352,054  $ - -      $39,374(9)
   Marketing and Retail    1998      166,923        33,000          - -                  - -          - -  69,727       3,257(7)
   Banking                 1997      152,327        38,214          - -                  - -          - -    - -        5,117(8)

John B.  Zurell
 Executive Vice            1999     $209,000      $ 43,370          - -           $1,874,693      352,054  $ - -      $39,155(6)
   President and Chief     1998      195,154        29,100          - -                  - -          - -  100,967      3,000(7)
   Financial Officer       1997      193,646        46,746          - -                  - -          - -    - -        4,868(8)

Frank S. Muzio
 Senior Vice President     1999     $142,211      $ 29,000          - -            $ 133,125       20,000  $ - -      $       --
   and Controller          1998          - -           - -          - -                  - -          - -    - -              --
                           1997          - -           - -          - -                  - -          - -    - -              --

------------------------
(1) Does not include amounts deferred by an officer in prior years (and previously reported) and received by such officer in the current fiscal year.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the year ended March 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)
---------------------

(3)      Represents the grant of 563,287,  281,644,  140,822, 140,822 and 10,000 shares of restricted Common Stock to Messrs. Hamm, Morgano, Mitchell, Zurell and Muzio, respectively, pursuant to the Recognition Plan which were deemed to have the indicated value at the date of grant, and which had a fair market value at March 31, 1999 of $7,252,320, $3,626,167,
         $1,813,083,  $1,813,083  and $128,750  for the grants to Messrs.  Hamm,
         Morgano, Mitchell, Zurell and Muzio, respectively. Dividends paid on the restricted Common Stock are held in the Recognition Plan and paid to the recipient when the restricted Common Stock vests. With respect to Messrs. Mitchell, Zurell and Muzio, the awards vest 20% per year from the date of grant. Messrs. Hamm and Morgano must achieve certain performance goals, as defined in the Recognition Plan, in order for their shares to be distributed and/or vested. Assuming such goals are achieved, their awards will also vest at 20% per year from the date of grant.

(4) Consists of stock options awarded pursuant to the Company's 1998 Stock Option Plan (the "Option Plan"). The options vest 20% per year from the date of grant.

(5) Amount reflects an award received in April 1997 pursuant to the Bank's Executive Long-Term Incentive Plan, which plan was established in 1994 and provided for awards based upon the attainment of certain pre-established performance goals and criteria during the period from January 1, 1994 through December 31, 1996.

(6) Consists of $39,155, $39,155 and $39,155 allocated on behalf of Messrs. Hamm, Morgano and Zurell, respectively, pursuant to the ESOP.

(7)      Consists of contributions to the 401(k) Plan.

(8) Consists of contributions to the 401(k) Plan, the receipt of $1,000 face amount of 8% junior preferred stock of the Independence Community Realty Corp., a wholly owned subsidiary of the Bank, and reimbursement of certain tax payments made by the named executive officers.

(9) Consists of contributions of $219 to the 401(k) Plan and $39,155 allocated pursuant to the ESOP.

Stock Options

   The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended March 31, 1999.

                        Option Grants in Last Fiscal Year

                            Options       % of Total Options        Exercise       Expiration     Fair Value of
          Name             Granted(1)   Granted to Employees(2)     Price(3)          Date         Options (4)
          ----             ----------   -----------------------     --------          ----         -----------
Charles J. Hamm              1,408,218          23.08%               $13.3125         9/25/2008      $7,280,487
Joseph S. Morgano              704,109          11.54                 13.3125         9/25/2008      $3,640,244
Terence J. Mitchell            352,054           5.77                 13.3125         9/25/2008      $1,820,119
John B. Zurell                 352,054           5.77                 13.3125         9/25/2008      $1,820,119
Frank S. Muzio                  20,000            .33                 13.3125         9/25/2008        $103,400

-----------------------

(1) Consists of stock options exercisable at the rate of 20% per year from the date of grant through September 25, 2003.

(2)      Percentage of options granted to all employees during fiscal 1999.

(3) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(4) The fair value of the options granted was estimated using the Black-Scholes Pricing Model. Under such analysis, the interest rate was assumed to be 4.53%, the expected life of the options to be six years, the expected volatility to be 37.5% and the dividend yield to be 1.20% per share.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended March 31, 1999 and options held at March 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES
                                                                                                   Value of
                                                           Number of                              Unexercised
                                                          Unexercised                             Options at
                           Shares                       Options at Year End                       Year End(1)
                          Acquired on    Value     --------------------------------     --------------------------------
         Name              Exercise     Realized   Exercisable        Unexercisable      Exercisable       Unexercisable
         ----              --------     --------   -----------        -------------      -----------       -------------
Charles J. Hamm              --           --          --                1,408,218           $ --               $ --
Joseph S. Mogano             --           --          --                  704,109             --                 --
Terence J. Mitchell          --           --          --                  352,054             --                 --
John B. Zurell               --           --          --                  352,054             --                 --
Frank S. Muzio               --           --          --                   20,000             --                 --

--------------------
(1) Based on a per share market price of $12.875 at March 31, 1999. Exercise price of all options reflected in table is $13.3125.

Change in Control Agreements

         The Company and the Bank (collectively the "Employers") entered into Change in Control Agreements with Messrs. Hamm, Morgano, Mitchell, Zurell, Brady and Schnock (the "Executives"). The Change in Control Agreements have terms of three years, which term shall be extended each year for a successive, additional one-year period upon approval by the Board of Directors unless either the Board of Directors or the Executive elects in writing, not less than 30 days prior to the annual anniversary date, not to extend the term.

         The Change in Control Agreements provide that if certain adverse actions are taken with respect to the Executive's employment following a change in control, as defined, of the Company or the Bank, the Executive will be entitled to a cash severance payment equal to three times the Executive's annual compensation. In addition, the Executive will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until he obtains full-time employment with another employer, whichever occurs first.

         A change in control generally is defined in the Change in Control Agreements to include any change in control of the Company or the Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and
(ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each Change in Control Agreement with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Executive would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to an Executive under the employment agreements.

         Although the above-described Change in Control Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

         The Company also adopted during fiscal 1999 a severance plan which covers certain officers who are not otherwise covered by Change in Control Agreements. Such plan provides certain severance benefits to participants whose employment is terminated or whose job responsibilities are substantially reduced in connection with or subsequent to a change in control of the Company.

Directors' Compensation

         Members of the Bank's Board of Directors receive $1,500 per meeting attended of the Board and $850 per committee meeting attended, except for Messrs. Hamm and Morgano, who do not receive any fees. Board fees are subject to periodic adjustment by the Board of Directors. In addition, non-employee
Directors receive an annual retainer of $20,000. In addition to fees paid to directors for Board and committee meetings, the directors participate in the Stock Option Plan and the Recognition Plan. In addition, Directors received stock option grants and restricted stock awards in September 1998 subsequent to stockholder approval of the 1998 Stock Option Plan and the Recognition Plan.

Benefits

         Retirement Plan. The Company maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees who have attained at least the age of 21 and who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the named executive officers, equal to 2% of the participant's final average compensation (average W-2 compensation during the highest 60 consecutive months of employment) multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee.

         The following table illustrates the annual benefit payable upon retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the Supplemental Executive Retirement Plan ("SERP") maintained by the Bank.

                                                 Years of Service(1)(2)
     Remuneration (3)(4)       15               20                25                30                35
     --------------------     ----             ----              ----              ----              ---
           $125,000..     $ 37,500          $ 50,000          $ 62,500           $75,000          $ 75,000
            150,000..       45,000            60,000            75,000            90,000            90,000
            175,000..       52,500            70,000            87,500           105,000           105,000
            200,000..       60,000            80,000           100,000           120,000           120,000
            225,000..       67,500            90,000           112,500           135,000           135,000
            250,000..       75,000           100,000           125,000           150,000           150,000
            300,000..       90,000           120,000           150,000           180,000           180,000
            400,000..      120,000           160,000           200,000           240,000           240,000
            450,000..      135,000           180,000           225,000           270,000           270,000
            500,000..      150,000           200,000           250,000           300,000           300,000
            600,000..      180,000           240,000           300,000           360,000           360,000
            700,000..      210,000           280,000           350,000           420,000           420,000
            800,000..      240,000           320,000           400,000           480,000           480,000

--------------

(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits; there are no other offsets to benefits.

(2)      The maximum years of service credited for benefit purposes is 30 years.

(3) For the fiscal year of the Retirement Plan beginning on January 1, 1998, the average final compensation for computing benefits under the Retirement Plan cannot exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). Benefits in excess of the limitation are provided through the SERP.

(4) For the fiscal year of the Retirement Plan beginning on January 1, 1998, the maximum annual benefit payable under the Retirement Plan cannot exceed $130,000 (as adjusted for subsequent years pursuant to Code provisions).

         The following table sets forth the years of credited service and the average annual compensation (as defined above) determined as of March 31, 1999, for each of the named executive officers.

                                          Years of Credited              Average Annual
                                               Service                      Earnings
                                               -------                      --------
Charles J.  Hamm...................            14 years                     $757,122
Joseph S.  Morgano.................            26 years                      270,446
Terence J.  Mitchell...............            24 years                      206,281
John B.  Zurell....................            26 years                      227,015
Frank S. Muzio.....................            0 years                         --

         Supplemental Executive Retirement Plan. The Bank has adopted the SERP to provide for eligible employee benefits that would be due under its Retirement Plan if such benefits were not limited under the Code. SERP benefits provided with respect to the Retirement Plan are reflected in the pension table.

Compensation Committee Interlocks and Insider Participation

         In fiscal 1999, the Compensation Committee of the Board of Directors of the Company and the Bank determined the salaries and bonuses of the Company's and the Bank's executive officers. Mr. Hamm, Chairman, President and Chief Executive Officer of the Company and the Bank, is a member of the Compensation Committee. The Committee also reviews and approves the salaries and bonuses for the Company's and the Bank's other officers and employees. The Compensation Committee met five times during fiscal 1999. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers of the Company and the Bank and employees for the year ended March 31, 1999 is set forth below. The standing Compensation Committee consists of Messrs. Archie, Desai, Edelstein, Elliott, Hamm, Hand, Ratcliff and Ms. Luke. Four other Directors (Messrs. Catell, Gelfman, Kolowsky and MacKay) serve on a rotating basis.

                      REPORT OF THE COMPENSATION COMMITTEE

         Under the rules of the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and certain other executive officers of the Company for the year ended March 31, 1999. The following discussion addresses compensation information relating to the President and Chief Executive Officer and the other executive officers of the Company for fiscal 1999 and sets forth the report of the Compensation Committee (the "Committee") of the Board of Directors of the Company.

         Compensation Philosophy. The Committee is responsible for administering the compensation of all executive officers. The Committee annually reviews and evaluates the base salary and incentive compensation for all executive officers, including the President and Chief Executive Officer, and in conducting such reviews of the Company's executive officers, other than the President and Chief Executive Officer, places primary consideration upon the recommendations of the President and Chief Executive Officer, along with the rationale for such recommendations. The President and Chief Executive Officer does not participate in the Committee's review of his own compensation package. The Committee considers the objectives and performance of the Company, individual performance and surveys of compensation practices at comparable financial institutions in establishing executive compensation. While the Committee does not use strict numerical formulas to determine changes in the compensation of the President and Chief Executive Officer and the other executive officers of the Company and while it weighs a variety of different factors in its deliberations, it emphasizes the Company's primary objective of attaining maximum stockholder value over time as it is affected by such factors as earnings, profitability, capital position, income levels and efficiency ratio. It also takes into account non-quantitative factors including such factors as the level of responsibility and general management oversight. While various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the President and Chief Executive Officer or the other executive officers.

         The purposes of the Company's executive compensation policies are to attract and retain qualified individuals; align the interests of the Company's executive officers with those of its stockholders; reward high performance by the Company and the executive; and maintain compensation levels that are competitive with other financial institutions, particularly those in the New York metropolitan area. The compensation structure is designed to support the achievement of the Company's performance and primary strategic objective of maximizing stockholder value over time and to ensure that the executive officers' interests are aligned with the success of the Company's stockholders. The Committee makes use of compensation surveys and has on occasion retained independent consultants to assist in the design of the Company's executive compensation package. In light of the status of the Holding Company as a public company, it is intended that the compensation policies of the Holding Company and the Bank will incorporate the consolidated financial results of the Holding Company and other factors related to the Holding Company's common stock.

         The total compensation package of executive officers is based on the following principles:

         Link to Stock Value. Equity-based plans such as the Company's Recognition Plan and Option Plan should comprise a significant portion of total compensation to link executive compensation to long-term company performance and stockholder interests.

         Long-Term Orientation. Compensation for executive officers should be based on the long-term interests of the Company's stockholders with reduced emphasis on base salary and annual incentive pay. Awards made pursuant to the Company's Recognition Plan and Option Plan will generally become vested at the rate of 20% per year on each annual anniversary of the date of the grant over a five-year period.

         Competitive With Other Financial Institutions. The total compensation package should be competitive with that of other financial institutions, particularly those in the New York metropolitan area.

         Annual Incentive Pay. Starting with the fiscal year beginning on April 1, 1999, each executive officer will participate in an annual incentive compensation program with incentive compensation linked to achievement of targets based on stockholder expectations over a multi-year period. Target performance goals are designated by the Committee and approved by the Board. Below a threshold level of performance, no awards are made. The purpose of the program is to keep executives focused on the primary strategic objective of attaining maximum value for stockholders over time.

         Chief Executive Officer. The Committee recommended and the Board of Directors awarded the Company's President and Chief Executive Officer an annual salary of $545,000 effective in March 1998. The Chief Executive Officer's salary was based on an analysis of the salaries of the Chief Executive Officers of peer group financial institutions in the New York metropolitan area and the significant contributions of the Chief Executive Officer to the successful operations of the Company. No specific formula was used by the Committee to establish the President and Chief Executive Officer's salary for fiscal 1999 nor did the Committee set specified salary levels based on the achievement of particular quantitative financial measures of performance targets. The Committee again reviewed the salary of the Company's President and Chief Executive Officer in March 1999. The base salary for Mr. Hamm was not changed for the fiscal year beginning on April 1, 1999.



                    The Compensation Committee of the Company

    Willard N. Archie                                    Robert B. Catell
    Rohit M. Desai                                       Chaim Y. Edelstein
    Donald H. Elliott                                    Robert W. Gelfman
    Charles J. Hamm                                      Scott M. Hand
    Donald E. Kolowsky                                   Janine Luke
    Malcolm MacKay                                       Wesley D. Ratcliff

Performance Graph

         Pursuant to the rules and regulations of the SEC, the graph below compares the performance of the Company's Common Stock with that of the Nasdaq Composite Index (U.S. Companies) and the SNL $5.0 billion to $10.0 billion Thrift Index (the "SNL Index") from March 17, 1998, the date the Company's Common Stock began trading on the Nasdaq Stock Market, through March 31, 1999. The SNL Index is an index created by SNL Securities, L.P., Charlottesville, Virginia, a nationally recognized analyst of financial institutions. The graph is based on the investment of $100 in the Company's Common Stock at its closing price on March 17, 1998.

[GRAPHIC OMITTED]

                                                                        Period Ended
                                            ------------------------------------------------------------------
Index                                          3/17/98      6/30/98        9/30/98      12/31/98      3/31/99
--------------------------------------------------------------------------------------------------------------
Independence Community Bank Corp.              $100.0        98.55          81.52         92.59        74.95

Nasdaq - Total U.S.                            $100.0       106.19          95.92        124.47        139.13

SNL $5 B - $10 B Thrift Index                  $100.0        97.39          73.40         84.85        77.04

Certain Relationships and Related Transactions

         In accordance with applicable laws and regulations, the Bank offers mortgage loans to its officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans generally are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. All such loans to executive officers were current as of March 31, 1999.

         Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending March 31, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2000.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in July 2000, must be received at the principal executive offices of the Company, 195 Montague Street, Brooklyn, New York 11201, Attention: John K. Schnock, Senior Vice President, Secretary and Counsel, no later than February 24, 2000.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the mailing of proxy materials with respect to the immediately preceding annual meeting of stockholders of the Company. No such proposals were received by such date. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Bylaws.

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
                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended March 31, 1999 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 required to be filed under the Exchange Act. Such written request should be directed to Alan J. Cohen, First Vice President- Investor Relations, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201. The Annual Report on Form 10-K is not part of these proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies. Each proxy solicited hereby also confers discretionary authority on the proxy holders designated by the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other matters as may properly come before the Annual Meeting.

         The cost of the solicitation of proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $4,000, plus reimbursement for reasonable out-of-pocket expenses and a fee for each stockholder contacted. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


                                             By Order of the Board of Directors,


                                             /s/ John K. Schnock
                                             -----------------------------------
                                             John K. Schnock
                                             Corporate Secretary

Brooklyn, New York
June 23, 1999


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